Exhibit 10.2

SHAREHOLDERS AGREEMENT

by and among

DORIAN LPG LTD.

and

THE SHAREHOLDERS NAMED HEREIN

dated as of

November 26, 2013

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (as executed and as it may be amended, modified, supplemented or restated from time to time, as provided herein, this “Agreement”), dated as of November 26, 2013, is entered into by and among DORIAN LPG LTD., a corporation formed under the laws of the Republic of the Marshall Islands (the “Company”), and each of DORIAN HOLDINGS LLC, a limited liability company formed under the laws of the Republic of the Marshall Islands (“Dorian Holdings”), SEADOR HOLDINGS LLC, a limited liability company formed under the laws of the State of Delaware (“Seador”) and SCORPIO TANKERS INC., a corporation formed under the laws of the Republic of the Marshall Islands (“Scorpio” and collectively with Dorian Holdings and Seador, the “Shareholders”) and each other Person who after the date hereof acquires securities of the Company and becomes a party to this Agreement.

RECITALS

WHEREAS, Dorian Holdings and Seador are existing shareholders of the Company’s Common Shares, each holding approximately 25.0% of the Company’s issued and outstanding Common Shares, and the Company and Scorpio have entered into that certain Purchase Agreement dated as of November 26, 2013 (the “Purchase Agreement”), pursuant to which Scorpio has agreed to purchase and the Company agreed to sell to Scorpio 39,952,123 Common Shares, representing approximately 30.0% of the Company’s issued and outstanding Common Shares; and

WHEREAS, the Company and the Shareholders desire to enter into this Agreement to set forth their understanding and agreement as to the Common Shares held by the Shareholders, including the voting, tender and transfer of such shares under the circumstances set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                            Definitions. When used in this Agreement with initial capital letters, the following terms have the meanings specified or referred to in this Section 1.01:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person, including any partner, member, stockholder or other equity holder of such Person or manager, director, officer or employee of such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling’ and “controlled” shall have correlative meanings.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Board” has the meaning set forth in Section 2.01(a).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

“Demand Registration” has the meaning set forth in Section 5.01.

“Capital Stock” means any preferred stock, the Common Shares and any other class or series of capital stock or other equity securities of the Company, whether authorized as of or after the date hereof.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Share” means, the common shares of the Company, par value $0.01 per share, and any other class of common stock of the Company and any securities issued in respect thereof, or in substitution therefore, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Company” has the meaning set forth in the Preamble.

“Company Opportunity” has the meaning set forth in Section 6.02.

“Company Subsidiary” means any Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Excluded Issuance” means an issuance or sale of any Capital Stock or Stock Equivalents in connection with: (a) a grant to any existing or prospective directors, officers or other employees of the Company or any Company Subsidiary pursuant to equity-based plans or other compensation agreement; (b) the conversion or exchange of any securities of the Company into Capital Stock, or the exercise of any existing warrants or other rights to acquire Capital Stock; or (c) the Initial Public Offering or the Private Placement.

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant.

“Fiscal Year” means the twelve (12) month period ending March 31.

“Fully Diluted Basis” means, as of any date of determination: (a) with respect to all Capital Stock, all issued and outstanding Capital Stock of the Company and all Capital Stock issuable upon the exercise or conversion of any outstanding Stock Equivalents as of such date, whether or not such Stock Equivalent is at the time exercisable or convertible; or (b) with respect to any specified type, class or series of Capital Stock, all issued and outstanding shares of Capital Stock designated as such type, class or series and all such designated shares of Capital Stock issuable upon the conversion or exercise of any outstanding Stock Equivalents as of such date, whether or not such Stock Equivalent is at the time exercisable or convertible.

“Fully Electing Tag-Along Shareholder” has the meaning set forth in Section 4.02(e)(i).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other nongovernmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Initial Public Offering” means the first to occur of the initial sale of Common Shares of the Company in a public offering, by the Company in an underwritten public offering led by a nationally recognized underwriting firm and/or, if agreed by the Company and the Shareholders, by a shareholder of the Company pursuant to an effective registration statement under the Securities Act.

“Inspector” has the meaning set forth in Section 5.04(a).

“Issuance Notice” has the meaning set forth in Section 3.01(b).

“Listing” means the listing of the Common Shares on the NYSE or Nasdaq other than in connection with an Initial Public Offering, if agreed by the Company and the Shareholders.

“Lock-Up Period” has the meaning set forth in Section 5.03(a).

“Long-Form Registration” has the meaning set forth in Section 5.01(a).

“Nasdaq” has the meaning set forth in Section 6.01(a).

“New Equity Securities” means any authorized but unissued Capital Stock or any Stock Equivalents.

“Non-Offering Shareholder” has the meaning set forth in Section 4.01(a).

“NYSE” has the meaning set forth in Section 6.01(a).

“Offered Shares” has the meaning set forth in Section 4.01(a).

“Offering Shareholder” has the meaning set forth in Section 4.01(a).

“Offering Shareholder Notice” has the meaning set forth in Section 4.01(b).

“Other Business” has the meaning set forth in Section 6.01.

“Participating Tag-along Shareholder” has the meaning set forth in Section 4.02(d).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Registration” has the meaning set forth in Section Section 5.02(a).

“Pre-emptive Acceptance Notice” has the meaning set forth in Section 3.01(c).

“Pre-emptive Exercise Period” has the meaning set forth in Section 3.01(c).

“Pre-emptive Pro Rata Portion” means, for any Shareholder as of any particular time, a fraction determined by dividing (a) the number of Common Shares on a Fully Diluted Basis owned by such Shareholder immediately prior to such time by (b) the aggregate number of Common Shares on a Fully Diluted Basis owned by all of the Shareholders immediately prior to such time.

“Private Placement” has the meaning set forth in Section 6.01(a).

“Prospective Purchaser” has the meaning set forth in Section 3.01(b).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Records” shall have the meaning set forth in Section 5.04(a).

“Registrable Securities” means (a) any shares of Common Shares held by a Shareholder or issuable upon conversion, exercise or exchange of Shares owned by a Shareholder at any time, and (b) any Common Shares issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Remaining Non-Offering Shareholder” has the meaning set forth in Section 4.01(c)(i).

“Remaining Tag-along Securities” has the meaning set forth in Section 4.02(e)(i).

“Remaining Tag-along Securities Exercise Notice” has the meaning set forth in Section 4.02(e)(ii).

“Remaining Tag-along Securities Exercise Period” has the meaning set forth in Section 4.02(e)(ii).

“Remaining Tag-along Security Notice” has the meaning set forth in Section 4.02(e)(i).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“ROFO Notice Period” has the meaning set forth in Section 4.01(b).

“ROFO Offer Notice” has the meaning set forth in Section 4.01(c)(i).

“Scorpio Director” has the meaning set forth in Section 2.01(a).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 5.

“Selling Shareholder” has the meaning set forth in Section 4.02(a).

“Shareholder” has the meaning set forth in the Preamble.

“Shares” means (a) the Common Shares; (b) preferred stock; and (c) any other Capital Stock, in each case together with any Stock Equivalents thereon, purchased, owned or otherwise acquired by a Shareholder as of or after the date hereof, and any securities issued in respect of any of the foregoing, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Short-Form Registration” has the meaning set forth in Section 5.01(a).

“Stock Equivalents” means any option to purchase any Capital Stock or any other security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Shares, and any option, warrant or other right to subscribe for, purchase or acquire Shares or Stock Equivalents (disregarding any restrictions or limitations on the exercise of such rights).

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Tag-along Exercise Notice” has the meaning set forth in Section 4.02(d)(i).

“Tag-along Exercise Period” has the meaning set forth in Section 4.02(d)(i).

“Tag-along Notice” has the meaning set forth in Section 4.02(c).

“Tag-along Pro Rata Portion” means, for any Selling Shareholder and for any particular class or series of Tag-along Security as of any particular time, a fraction determined by dividing (a) the number of Shares on a Fully Diluted Basis of the applicable class or series of Tag-along Security owned by such Selling Shareholder immediately prior to such time by (b) the aggregate number of Shares on a Fully Diluted Basis of the applicable class or series of Tag-along Security owned by all Selling Shareholders immediately prior to such time.

“Tag-along Sale” has the meaning set forth in Section 4.02(a).

“Tag-along Security” has the meaning set forth in Section 4.02(a).

“Tag-along Shareholder” has the meaning set forth in Section 4.02(a).

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Capital Stock or Stock Equivalents owned by a Person or any interest (including a beneficial interest) in any Capital Stock or Stock Equivalents owned by a Person. “Transfer”, when used as a noun, shall have a correlative meaning.

“Transferee” means a recipient of, or proposed recipient of, a Transfer.

“Waived Offered Shares” has the meaning set forth in Section 4.01(d).

“Waived ROFO Transfer Period” has the meaning set forth in Section 4.01(d).

Section 1.02                            Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein to: (x) Articles and Sections mean the Articles and Sections of this Agreement; (y) an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01                            Board Composition.

(a)                                 Scorpio Director. Each Shareholder shall vote all voting securities (including all voting Shares) owned by such Shareholder or over which such Shareholder has voting control, and shall take all other necessary or desirable actions within its control (including in its capacity as a director, member of board committee, officer of the Company or otherwise), and the Company shall take all necessary or desirable actions within its control, to ensure that Robert Bugbee, or his replacement designated by Scorpio (the “Scorpio Director”) be elected and continues to serve as a member of the Company’s board of directors (the “Board”).

(b)                                 Scorpio Consent Rights. In addition to any vote or consent of the Board or the Shareholders of the Company required by Applicable Law, the Articles of Incorporation or the Bylaws of the Company, without the prior written consent of Scorpio, the Company shall not, and shall not enter into any commitment to:

(i)                                     make any change to the Articles of Incorporation or the Bylaws of the Company;

(ii)                                  issue any form of preferred equity or any new class of equity security;

(iii)                               enter into any material transaction with Dorian Holdings or Seador;

(iv)                              enter into any other shareholder agreement; or

(v)                                 initiate any voluntary liquidation, dissolution or winding up of the Company or any Company Subsidiary or consent to any involuntary liquidation or dissolution.

(c)                                  Removal, Resignation, Vacancy.

(i)                                     The Scorpio Director may be removed at any time (with or without cause) upon, and only upon, the written request of Scorpio. Each other Shareholder shall vote all Shares owned by such Shareholder or over which such Shareholder has voting control, and shall take all other necessary or desirable actions within its control, and the Company shall take all necessary or desirable actions within its control, to remove or replace from the Board such Scorpio Director upon, and only upon, such written request. Except as provided in the preceding sentence, unless Scorpio shall otherwise consent in writing, no other Shareholder shall take any action to cause the removal of the Scorpio Director other than in accordance with the Articles of Incorporation of the Company.

(ii)                                  The Scorpio Director may resign at any time from the Board by delivering his written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board’s acceptance of a resignation shall not be necessary to make it effective.

(iii)                               In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of the Scorpio Director, Scorpio shall have the right to designate an individual to fill such vacancy and the Company and each Shareholder hereby agrees to take such actions as may be necessary or desirable within his, her or its control (including by voting all Shares owned by such Shareholder or over which such Shareholder has voting control) to ensure the election or appointment of such Scorpio designee.

Section 2.02                            Termination. The provisions of Section 2.01(b) of this Article II shall terminate on the earlier of (i) the pricing of the Initial Public Offering or (ii) the Listing, and the remaining provisions of this Article II shall terminate at such time as Scorpio ceases to beneficially own, as determined in accordance with Section 13 of the Exchange Act and the rules and regulations promulgated thereunder, at least 10% of the Company’s issued and outstanding Common Shares.

ARTICLE III

PRE-EMPTIVE RIGHTS

Section 3.01                            Pre-emptive Right.

(a)                                 Issuance of New Equity Securities. The Company hereby grants to each Shareholder, in addition to any other rights granted pursuant to Section 6.01 of this Agreement, a separate right to purchase its Pre-emptive Pro Rata Portion of any New Equity Securities that the Company may from time to time propose to issue or sell to any Person, provided that the provisions of this Article III shall not apply to any Excluded Issuance.

(b)                                 Additional Issuance Notices. The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale of New Equity Securities to each Shareholder within five (5) Business Days following any meeting of the Board at which any such issuance or sale is approved. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase the applicable New Equity Securities (a “Prospective Purchaser”) and shall set forth the material terms and conditions of the proposed issuance or sale, including:

(i)                                     the number and description of New Equity Securities proposed to be issued;

(ii)                                  the proposed issuance date, which shall be at least ten (10) days from the date of the Issuance Notice;

(iii)                               the proposed purchase price per share of New Equity Securities and all other material terms of the offer or sale; and

(iv)                              if the consideration to be paid by the Prospective Purchaser includes non-cash consideration, the Fair Market Value thereof.

(c)                                  Exercise of Pre-emptive Rights. Each Shareholder shall for a period of ten (10) days following the receipt of an Issuance Notice (the “Pre-emptive Exercise Period”) have the right to elect irrevocably to purchase all or any portion of its Pre-emptive Pro Rata Portion of any New Equity Securities on the terms and conditions, including the purchase price, set forth in the Issuance Notice by delivering a written notice to the Company (a “Pre-emptive Acceptance Notice”) specifying the number of New Equity Securities it desires to purchase up to its Pre-emptive Pro Rata Portion. The delivery of a Pre-emptive Acceptance Notice by a Shareholder shall be a binding and irrevocable offer to purchase the New Equity Securities described therein. The failure of a Shareholder to deliver a Pre-emptive Acceptance Notice by the end of the Pre-emptive Exercise Period shall constitute a waiver of its rights under this Section 3.01(c) with respect to the purchase of such New Equity Securities, but shall not affect its rights with respect to any future issuances or sales of New Equity Securities.

(d)                                 Sales to the Prospective Purchaser. Following the expiration of the Pre-emptive Exercise Period the Company shall be free to complete the proposed issuance or sale of New Equity Securities described in the Issuance Notice with respect to which Shareholders declined to exercise the pre-emptive right set forth in this Section 3.01 on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the number of the New Equity Securities to be issued or sold by the Company may be reduced); provided, that: (i) such issuance or sale is closed within thirty (30) days after the expiration of the Pre-emptive Exercise Period (subject to the extension of such period for a reasonable time not to exceed forty (40) days to the extent reasonably necessary to obtain any third-party approvals); and (ii) for the avoidance of doubt, the price at which the New Equity Securities are sold to the Prospective Purchaser is at least equal to or higher than the purchase price described in the Issuance Notice. In the event the Company has not sold such New Equity Securities within such time period, the Company shall not thereafter issue or sell any New Equity Securities without first again offering such securities to the Shareholders in accordance with the procedures set forth in this Section 3.01.

(e)                                  Closing of the Issuance. The closing of any purchase of New Equity Securities by any Shareholder shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. Each Shareholder shall deliver to the Company the purchase price for the New Equity Securities purchased by it by wire transfer of immediately available funds. Upon the issuance or sale of any New Equity Securities in accordance with this Section 3.01, the Company shall deliver the New Equity Securities in certificated or book entry form, free and clear of any liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof or Applicable Law), and the Company shall so represent and warrant to each Shareholder that such New Equity Securities shall be, upon issuance thereof and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each party to the purchase and sale of New Equity Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including, without limitation, entering into such additional agreements as may be necessary or appropriate.

(f)                                   Termination. This Section 3.01, and the covenants contained herein, shall terminate upon the earlier of (i) the pricing of the Initial Public Offering or (ii) the Listing.

ARTICLE IV

RIGHT OF FIRST OFFER

Section 4.01                            Right of First Offer.

(a)                                 Right of First Offer. Subject to the terms and conditions specified in this Section 4.01, if any Shareholder (an “Offering Shareholder”) proposes to Transfer any Shares (the “Offered Shares”) owned by it to any unaffiliated third party, each of Shareholders other than the Offering Shareholder (the “Non-Offering Shareholders”) shall have a right of first offer. Each time an Offering Shareholder proposes to Transfer any Offered Shares, the Offering Shareholder shall first make an offering of the Offered Shares to the Non-Offering Shareholders, in accordance with the following provisions of this Section 4.01.

(b)                                 Offer Notice.

(i)                                     The Offering Shareholder shall give written notice (the “Offering Shareholder Notice”) to the Company and to the Non-Offering Shareholders, stating its bona fide intention to Transfer the Offered Shares and specifying the number of Offered Shares and the material terms and conditions, including the price, pursuant to which the Offering Shareholder proposes to Transfer the Offered Shares.

(ii)                                  The Offering Shareholder Notice shall constitute the Offering Shareholder’s offer to Transfer the Offered Shares to the Non-Offering Shareholders, which offer shall be irrevocable for a period of ten (10) Business Days (the “ROFO Notice Period”).

(iii)                               By delivering the Offering Shareholder Notice, the Offering Shareholder represents and warrants to the Non-Offering Shareholders, that (x) the Offering Shareholder has full right, title and interest in and to the Offered Shares, (y) the Offering Shareholder has all the necessary power and authority and has taken all necessary action to sell such Offered Shares as contemplated by this Section 4.01, and (z) the Offered Shares are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.

(c)                                  Exercise of Right of First Offer.

(i)                                     Upon receipt of the Offering Shareholder Notice, each Non-Offering Shareholder shall have until the end of the ROFO Notice Period to offer to purchase all or a portion of the Offered Shares by delivering a written notice (a “ROFO Offer Notice”) to the Offering Shareholder and the Company stating that it offers to purchase a specified number of the Offered Shares on the terms specified in the Offering Shareholder Notice. Any ROFO Offer Notice so delivered shall be binding upon delivery and irrevocable. In the event that more than one Non-Offering Shareholder delivers a ROFO Offer Notice and such Non-Offering Shareholders desire in the aggregate to purchase more shares than the number of Offered Shares, then the Offered Shares shall be allocated among such Non-Offering Shareholders on a pro-rata basis based on the number of Common Shares owned by such Non-Offering Shareholders. If, subsequent to such pro-rata allocation or any allocation as described in this sentence, any Offered Shares remain unallocated and any Non-Offering Shareholder has not been allocated the full number of shares specified in a ROFO Offer Notice delivered by such Shareholder (each a “Remaining Non-Offering Shareholder”), then the unallocated Offered Shares shall be allocated in successive allocations, each on a pro-rata basis among all Remaining Non-Offering Shareholders based on the number of Common Shares owned by such Remaining Non-Offering Shareholders.

(ii)                                  Each Non-Offering Shareholder that does not deliver a ROFO Offer Notice during the ROFO Notice Period shall be deemed to have waived its rights to purchase the Offered Shares under this Section 4.01, and the Offering Shareholder shall thereafter be free to Transfer the Offered Shares to any unaffiliated third party without any further obligation to the non-Offering Shareholders pursuant to this Section 4.01.

(iii)                               In the event a Shareholder delivers a ROFO Offer Notice, it shall be deemed to have waived any rights it may have pursuant to Section 4.02 of this Agreement with respect to such sale of Offered Shares.

(d)                                 Consummation of Sale. Subject to the right of any Non-Offering Shareholder which did not deliver a ROFO Offer Notice to participate in such sale pursuant to Section 4.02, the Offering Shareholder may, during the forty-five (45) day period following the expiration of the ROFO Notice Period (the “Waived ROFO Transfer Period”), Transfer all of the remaining Offered Shares not subject to a ROFO Offer Notice delivered in accordance with Section 4.01(c) (the “Waived Offered Shares”) to an unaffiliated third party on terms and conditions no more favorable to that party than those set forth in the Offering Shareholder Notice. If the Offering Shareholder does not Transfer the Waived Offered Shares within such period or, if such Transfer is not consummated within the Waived ROFO Transfer Period, each Shareholder’s rights provided hereunder shall be deemed to be revived and the Waived Offered Shares shall not be offered to any Person unless first re-offered to the Non-Offering Shareholders in accordance with this Section 4.01.

(e)                                  Right of First Offer Exceptions. Notwithstanding anything herein to the contrary, the provisions of this Section 4.02 shall not apply with respect to the proposed Transfer of the Shares by any Shareholder to its shareholders by way of a distribution or otherwise on a pro-rata basis (a “Shareholder Distribution”), provided however, that such Shareholder shall use its commercially reasonable best efforts to cause any of its shareholders holding more than five percent (5%) of the issued and outstanding Shares of the Company following a Shareholder Distribution to become obligated to comply with the terms of this Section 4.01 as if a Shareholder hereunder.

(f)                                   Cooperation. Each Shareholder shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 4.01 including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(g)                                  Closing. At the closing of any sale and purchase pursuant to this Section 4.01, the Offering Shareholder shall deliver to the Non-Offering Shareholders a certificate or certificates representing the Offered Shares to be sold (if any), accompanied by stock powers with signatures guaranteed and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from the purchasing Shareholder by certified or official bank check or by wire transfer of immediately available funds.

(h)                                 Termination. This Section 4.01, and the covenants contained herein, shall terminate upon the earlier of (i) the pricing of the Initial Public Offering or (ii) the Listing.

Section 4.02                            Tag-along Right.

(a)                                 Participation on Sale. Subject to the terms and conditions specified in this Section 4.02, if any Shareholder (a “Selling Shareholder”) proposes to Transfer any of its Shares of the Company (the “Tag-along Securities”) to any unaffiliated third party, then each of the Shareholders other than the Selling Shareholder (the “Tag-along Shareholders”) shall have the right to participate in such sale (a “Tag-along Sale”) on a pro-rata basis on the terms and conditions set forth in this Section 4.02.

(b)                                 Tag-along Sale Exceptions. Notwithstanding anything herein to the contrary, the provisions of this Section 4.02 shall not apply to a sale of Shares that is made pursuant to an effective Registration Statement in accordance with Article V of this Agreement, an Initial Public Offering or the Transfer of Shares by any Shareholder to its shareholders by way of a Shareholder Distribution, provided however, that such Shareholder shall use its commercially reasonable best efforts to cause any of its shareholders holding more than five percent (5%) of the issued and outstanding Shares of the Company following a Shareholder Distribution to become obligated to comply with the terms of this Section 4.02 as if a Shareholder hereunder.

(c)                                  Tag-along Notice. The Selling Shareholder shall deliver to the Company and the Tag-along Shareholders a written notice (a “Tag-along Notice”) of the proposed Tag-along Sale not less than fifteen (15) days prior to the consummation of any Tag-along Sale.

The Tag-along Notice shall describe in reasonable detail:

(i)                                     the aggregate number of Tag-along Securities the Selling Shareholder proposes to Transfer;

(ii)                                  the identity of the prospective Transferee(s);

(iii)                               the proposed date, time and location of the closing of the Tag-along Sale, which shall not be less than sixty (60) days from the date of the Tag-along Notice;

(iv)                              the purchase price per share for each Tag-along Security (which shall be payable solely in cash) and the other material terms and conditions of the Transfer; and

(v)                                 a copy of any form of agreement proposed to be executed in connection therewith.

(d)                                 Exercise of Tag-along Right.

(i)                                     Each of the Tag-along Shareholders (individually or collectively, the “Participating Tag-along Shareholder”) may exercise its right to participate in the Tag-along Sale on the terms described in the Tag-along Notice by delivering to the Selling Shareholder a written notice (a “Tag-along Exercise Notice”) stating its election to do so no later than ten (10) Business Days after receipt of the Tag-along Notice (the “Tag-along Exercise Period”). The election of the Participating Tag-along Shareholder, set forth in a Tag-along Exercise Notice, shall be irrevocable, and, to the extent the offer in the Tag-along Notice is accepted, such Participating Tag-along Shareholder shall be bound and obligated to consummate the Transfer on the terms and conditions set forth in this Section 4.02. If the Participating Tag-along Shareholder elects pursuant to a Tag-along Exercise Notice and this Section 4.02(d)(i) to participate in the Tag-along Sale, the number of Tag-along Securities that the Selling Shareholder may sell in the Tag-along Sale shall be correspondingly reduced in accordance with Section 4.02(d)(ii).

(ii)                                  The Selling Shareholder and a Participating Tag-along Shareholder, if timely electing to participate in the Tag-along Sale pursuant to Section 4.02(d)(i), shall have the right to Transfer in the Tag-along Sale up to the number of Shares of Tag-along Securities set out in the applicable Tag-along Notice equal to the product of (A) the aggregate number of shares of each particular class or series of Tag-along Securities, as the case may be, set out in the applicable Tag-along Notice and (B) such Shareholder’s Tag-along Pro Rata Portion of the Tag-along Securities.

(e)                                  Remaining Tag-along Securities

(i)                                     If any Tag-along Shareholder either declines to exercise its right to participate in any Tag-along Sale under Section 4.02(d) or elects to exercise it with respect to less than its full Tag-along Pro Rata Portion for any class or series of Tag-along Securities, the Selling Shareholder shall deliver a written notice (a “Remaining Tag-along Securities Notice”) to each of the Tag-along Shareholders timely electing to sell its full Tag-along Pro Rata Portion of each applicable class or series of Tag-along Securities in the Tag-along Sale pursuant to Section 4.02(d) (each, a “Fully Electing Tag-along Shareholder”) within five (5) days following the expiration of the Tag-along Exercise Period, informing each Fully Electing Tag-along Shareholder of the aggregate number of shares of each class or series of Tag-along Stock that the Tag-along

Shareholders have not elected to sell (such shares, the “Remaining Tag-along Securities”). The Selling Shareholder and each Fully Electing Tag-along Shareholder shall be entitled to Transfer in the Tag-along Sale, in addition to any applicable Shares already being Transferred by such Shareholder pursuant to this Section 4.02, a number of Shares of each class or series of Remaining Tag-along Securities, treated separately for purposes of this calculation, held by it equal to the product of (A) the number of Shares of the applicable class or series of Remaining Tag-along Securities, and (B) a fraction determined by dividing (1) the number of Shares on a Fully Diluted Basis of the applicable class or series of Remaining Tag-along Securities owned by such Shareholder, by (2) the aggregate number of Shares on a Fully Diluted Basis of the applicable class or series of Remaining Tag-along Securities owned by the Selling Shareholder and all of the Fully Electing Tag-along Shareholders.

(ii)                                  Each Fully Electing Tag-along Shareholder shall exercise its right to sell Remaining Tag-along Securities in accordance with Section 4.02(e)(i) by delivering to the Selling Shareholder a written notice (a “Remaining Tag-along Security Exercise Notice”) stating its election to do so and specifying the number of additional Shares of each applicable class or series of Remaining Tag-along Securities held by it to be included in the Tag-along Sale pursuant to Section 4.02(e)(i)), no later than five (5) days after receipt of the Remaining Tag-along Security Notice (the “Remaining Tag-along Security Exercise Period”).

(iii)                               The election of each Fully Electing Tag-along Shareholder set forth in a Remaining Tag-along Security Exercise Notice shall be irrevocable, and, to the extent the offer in the Tag-along Notice is accepted, such Fully Electing Tag-along Shareholder shall be bound and obligated to consummate the Transfer of the additional Shares allocable to it on the terms and conditions set forth in this Section 4.02.

(f)                                   Waiver. In the event a Tag-along Shareholder does not deliver a Tag-along Exercise Notice in compliance with Section 4.02(d)(i), it shall be deemed to have waived its rights to participate in the Tag-along Sale with respect to such Tag-along Securities and the Selling Shareholder and the Participating Tag-along Shareholders shall thereafter be free to sell to the prospective Transferee the Tag-along Securities identified in the Tag-along Notice at a per share price that is no greater than the applicable per share price set forth in the Tag-along Notice and on other terms and conditions which are not, in the aggregate, materially more favorable to the Selling Shareholder than those set forth in the Tag-along Notice.

(g)                                  Conditions of Sale.

(i)                                     Any Participating Tag-along Shareholder shall receive the same consideration, after deduction of its proportionate share of the related expenses in accordance with Section 4.02(i) below. In addition, no Transfer of any Tag-along Security by a Selling Shareholder in the Tag-along Sale shall occur unless the prospective Transferee simultaneously purchases the Tag-along Securities elected to be sold by a

Participating Tag-along Shareholder pursuant to Section 4.02(d)(i), and any Transfer in violation of this Section 4.02 shall be null and void.

(ii)                                  Each Participating Tag-along Shareholder shall execute the applicable purchase agreement, if any, and shall make or provide the same representations, warranties, covenants and indemnities as the Selling Shareholder makes or provides in connection with the Tag-along Sale; provided, that the Participating Tag-along Shareholder shall only be obligated to make representations and warranties that relate specifically to a Shareholder (as opposed to the Company and its business) with respect to its title to and ownership of the applicable Tag-along Securities, authorization, execution and delivery of relevant documents, enforceability of such documents against the Participating Tag-along Shareholder, and other similar representations and warranties made by the Selling Shareholder, and shall not be obligated to make any of the foregoing representations and warranties with respect to any other Shareholder or their Shares; provided, further, that all indemnities and other obligations shall be made by the Selling Shareholder and each Participating Tag-along Shareholder severally and not jointly and severally (A) with respect to breaches of representations, warranties and covenants made by the Selling Shareholder and the Participating Tag-along Shareholder relating to the Company and its business, if any, pro rata based on the aggregate consideration received by the Selling Shareholder and the Participating Tag-along Shareholder in the Tag-along Sale, and (B) in an amount not to exceed for the Selling Shareholder or the Participating Tag-along Shareholder, the net proceeds received by the Selling Shareholder and the Participating Tag-along Shareholder in connection with the Tag-along Sale, as applicable, plus the amount of any consideration forfeited by the Selling Shareholder or a Participating Tag-along Shareholder, as applicable, to which it is entitled but has not yet received (including, without limitation, as a result of an escrow agreement, earn-out or similar arrangement).

(iii)                               Each holder of then currently exercisable Stock Equivalents with respect to the Tag-along Securities proposed to be transferred in a Tag-along Sale shall be given an opportunity to convert, exchange or exercise such Stock Equivalents in order to acquire the applicable Tag-along Security (as and to the extent permitted by the terms and conditions thereof) prior to the consummation of the Tag-along Sale and participate in such sale as holders of such Tag-along Security.

(h)                                 Cooperation. Subject to Section 4.02(g)(ii), each Participating Tag-along Shareholder shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments (including stock certificates evidencing the applicable Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank), in each case, consistent with the agreements being entered into and the certificates and instruments being delivered by the Selling Shareholder.

(i)                                     Expenses. The fees and expenses of the Selling Shareholder incurred in connection with a Tag-along Sale and for the benefit of each Participating Tag-along Shareholder (it being understood that costs incurred by or on behalf of a Selling Shareholder for its sole benefit will not be considered to be for the benefit of a

Participating Tag-along Shareholder), to the extent not paid or reimbursed by the Company or the prospective Transferee, shall be shared by the Selling Shareholder and each Participating Tag-along Shareholder on a pro rata basis, based on the aggregate consideration received by such Selling Shareholder and each Participating Tag-along Shareholder; provided, that no Participating Tag-along Shareholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-along Sale.

(j)                                    Consummation of Sale. Subject to the requirements and conditions of this Section 4.02 and the other applicable provisions of this Agreement, the Selling Shareholder shall have forty five (45) days following the expiration of the Tag-along Exercise Period in which to consummate the Tag-along Sale, on terms not more favorable to the Selling Shareholder than those set forth in the Tag-along Exercise Notice. If at the end of such period the Selling Shareholder has not completed the Tag-along Sale, the Selling Shareholder may not then effect a Transfer that is subject to this Section 4.02 without again fully complying with the provisions of this Section 4.02. At the closing of the Tag-along Sale, each Participating Tag-along Shareholder shall enter into the agreements and deliver the certificates and instruments, in each case, required by Section 4.02(g) and Section 4.02(h) against payment therefor directly to the Participating Tag-along Shareholder of the portion of the aggregate consideration to which each Participating Tag-along Shareholder is entitled in the Tag-along Sale in accordance with the provisions of this Section 4.02.

(k)                                 Transfers in Violation of the Tag-along Right. If the Selling Shareholder sells or otherwise Transfers to the prospective Transferee any of its Shares in breach of this Section 4.02, then each Tag-along Shareholder shall have the right to sell to the Selling Shareholder, and the Selling Shareholder undertakes to purchase from each Tag-along Shareholder, the number of Shares of each applicable class or series that such Tag-along Shareholder would have had the right to sell to the prospective Transferee pursuant to this Section 4.02, for a per share amount and form of consideration and upon the terms and conditions on which the prospective Transferee bought such shares from the Selling Shareholder, but without indemnity being granted by any Tag-along Shareholder to the Selling Shareholder; provided, that nothing contained in this Section 4.02(k) shall preclude any Shareholder from seeking alternative remedies against such Selling Shareholder as a result of its breach of this Section 4.02. The Selling Shareholder shall also reimburse each Tag-along Shareholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-along Shareholder’s rights under this Section 4.02(k).

(l)                                     Termination. This Section 4.02, and the covenants contained herein, shall terminate upon the earlier of (i) the pricing of the Initial Public Offering or (ii) the Listing.

ARTICLE V

REGISTRATION RIGHTS

Section 5.01                            Demand Registration Right.

(a)                                 Commencing upon the earlier of (i) the expiration of the Lock Up Period, (ii) June 30, 2014, if the Company has not filed a registration statement for an Initial Public Offering and listing of the Common Shares on the NYSE or Nasdaq by such date, and (iii) October 1, 2014, if a registration statement for an Initial Public Offering has not been declared effective by the Commission by such date, any Shareholder may request registration under the Securities Act of all or any portion of its Registrable Securities representing not less than seven and one-half percent (7.5%) of the issued and outstanding Common Shares on Form F-1 or S-1 or any successor form thereto (each a “Long-Form Registration”). provided however, that such Shareholder shall not exercise its registration rights under this Section 5.01 if by September 30, 2014 the Company has filed a registration statement relating to the Initial Public Offering with the Commission that is publicly available on the Commission’s EDGAR website and continues to use its commercially reasonable best efforts to complete the Initial Public Offering. Each request for a Long-Form Registration shall specify the approximate number of Registrable Securities required to be registered and whether or not the registration is to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act. Upon receipt of such request, the Company shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have twenty (20) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall cause a Registration Statement on Form F-1 or S-1 (or any successor form) to be filed with the Commission within forty-five (45) days after the date on which the initial request is given and shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Long-Form Registration more than three times for the Shareholders as a group; provided, that each Shareholder shall be entitled to request one additional Long-Form Registration to the extent such Shareholder has not been included or did not participate in any Demand Registration, and a Registration Statement shall not count as a Long-Form Registration requested under this Section 5.01(a) unless and until it has become effective and the Shareholder requesting such registration is able to register and sell at least two-thirds (66.67%) of the Registrable Securities requested to be included in such registration.

(b)                                 After the Initial Public Offering or the Listing, the Company shall use its best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form F-3 or S-3 or any successor form thereto. At such time as the Company shall have qualified for the use of a Registration Statement on Form F-3 or S-3, the Shareholders shall have the right to request an unlimited number of registrations, each of all or any portion of its Registrable Securities representing not less than five percent (5%) of the issued and outstanding Common Shares or having an aggregate market value of at least $15 million, on Form F-3 or S-3 or any similar Short-form registration (each a “Short-Form Registration” and, together with each Long-Form Registration, a “Demand Registration”). Each request for a Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered. Upon receipt of such request, the Company shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall cause a Registration Statement on Form F-3 or S-3 (or any successor form) to be filed with the Commission within forty-five (45) days after the date on which the initial request is given and shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(c)                                  The Company shall not be obligated to effect any Demand Registration within sixty (60) days after the effective date of a previous Demand Registration or a previous Piggyback Registration in which holders of Registrable Securities were permitted to register, and actually sold, at least two-thirds (66.67%) of its Registrable Securities requested to be included therein. The Company may postpone for up to thirty (30) days the filing or effectiveness of a Registration Statement for a Demand Registration if the Company’s Board determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the holders of a majority of the Registrable Securities initiating such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration. The Company may delay a Demand Registration hereunder only twice within any period of twelve consecutive months.

(d)                                 If the holders of a majority of the Registrable Securities included in a Demand Registration elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company. The holders of a majority of the Registrable Securities included in such Demand Registration shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering, provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

(e)                                  If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the holders of Registrable Securities in writing that in its opinion the number of Common Shares proposed to be included in the Demand Registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the number of Common Shares which can be sold in such underwritten offering and/or the number of Common Shares proposed to be included in such registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (i) first, the number of Common Shares that the holders of Registrable Securities propose to sell, and (ii) second, the number of Common Shares proposed to be included therein by any other Persons (including Common Shares to be sold for the account of the Company and/or other holders of Common Shares) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

Section 5.02                            Piggyback Registration.

(a)                                 Whenever the Company proposes to register any of its Common Shares under the Securities Act (other than a registration effected solely to implement an employee benefit plan or in connection with the registration of shares to be issued as consideration in a business combination or share exchange, or a registration statement on Forms F-4, S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more other shareholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than fifteen (15) days prior to the filing of such Registration Statement) to the Shareholders of its intention to effect such a registration and, subject to Section 5.02(b) shall include in such registration all Registrable Securities held by the Shareholders with respect to which the Company has received written requests for inclusion from any Shareholder within ten (10) days after the Company’s notice has been given. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice, however, to the right of a Shareholder to immediately request that such registration be effected as a Demand Registration. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 5.01 of this Agreement.

(b)                                 If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of Common Shares proposed to be included in such registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the number of Common Shares which can be sold in such offering and/or that the number of Common Shares proposed to be included in any such registration would adversely affect the price per share of the Common Shares to be sold in such offering, the Company shall include in such registration (i) first, the number of Common Shares that the Company proposes to sell, (ii) second, the number of Common Shares requested to be included therein by holders of Registrable Securities, allocated pro rata among all such Shareholders on the basis of the number of Registrable Securities owned by each such Shareholder or in such manner as they may otherwise agree; and (iii) third, the number of Common Shares requested to be included therein by holders of Common Shares (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree.

(c)                                  If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Shares other than Registrable Securities, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Shares proposed to be included in such registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the number of Common Shares which can be sold in such offering and/or that the number of Common Shares proposed to be included in any such registration would adversely affect the price per Common Share to be sold in such offering, the Company shall include in such registration (i) first, the number of Common Shares requested to be included therein by the Shareholder(s) requesting such registration and by the holders of Registrable Securities, allocated pro rata among such Shareholders on the basis of the number of Common Shares (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such Shareholders or in such manner as they may otherwise agree; and (ii) second, the number of Common Shares requested to be included therein by other holders of Common Shares, allocated among such holders in such manner as they may agree.

(d)                                 If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

Section 5.03                            Lock-Up Agreement. Each Shareholder agrees that in connection with an Initial Public Offering or any public offering of Capital Stock, and upon the request of the managing underwriter in such offering, it shall not, without the prior written consent of such managing underwriter and subject to customary exceptions, during a period beginning on seven (7) days prior to the effectiveness of such Registration Statement and ending on the earlier of (i) 180 days for the Initial Public Offering or 90 days for any other public offering and (ii) such lesser period as any other Shareholder shall agree to (the “Lock Up Period”), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any Common Shares or any securities convertible into, exercisable for or exchangeable for Common Shares, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing provisions of this Section 5.03 shall be applicable to any Shareholder only if all Shareholders are subject to the same restrictions.

Section 5.04                            Registration Procedures.

(a)                                 If and whenever any Shareholder requests that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use its commercially reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable:

(i)                                     subject to Section 5.01(a) and Section 5.01(b), prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective;

(ii)                                  prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of such Registrable Securities have been disposed of, or, if earlier, in the case of a Long-Form Registration, for a period of not less than 180 days, and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii)                               within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to each Shareholder and one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities included in the registration) copies of such documents proposed to be filed with the Commission, which documents shall be subject to the review, comment and reasonable approval of such counsel;

(iv)                              notify such selling Shareholders promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(v)                                 furnish to such selling Shareholders such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such selling Shareholders may reasonably request in order to facilitate the disposition of the Registrable Securities;

(vi)                              use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as such selling Shareholders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Shareholders to consummate the disposition in such jurisdictions of the Registrable Securities; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5.04(a)(vi);

(vii)                           notify such selling Shareholders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, or any supplement or amendment is required to comply with law, and, at the request of such Shareholders, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading or comply with law;

(viii)                        make available for inspection by such Shareholders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such selling Shareholders or any underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and customary in such a transaction;

(ix)                              provide a transfer agent and registrar (which may be the same entity) and obtain a CUSIP number for all such Registrable Securities not later than the effective date of such registration;

(x)                                 use its reasonable best efforts to cause such Registrable Securities to be listed on each national securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed, on the NYSE or Nasdaq;

(xi)                              in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as such selling Shareholders or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, making any necessary filings and taking any actions necessary to comply with the requirements of the Financial Industry Regulatory Authority, Inc., and making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities);

(xii)                           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(xiii)                        furnish to such selling Shareholders and each underwriter, if any, with (i) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten public offerings;

(xiv)                       without limiting Section 5.04(a)(vi) above, use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(xv)                          notify such selling Shareholders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(xvi)                       advise such selling Shareholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(xvii)                    to the extent deemed to be an underwriter or a controlling person of the Company, to permit such selling Shareholders to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such Shareholder and its counsel should be included;

(xviii)                 otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

(b)                                 Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, fees and expenses of the Company’s counsel and accountants, and reasonable fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities included in the registration) shall be paid by the Company in connection with any Short-Form Registration and up to three Long-Form Registrations. All Selling

Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such Shareholder.

Section 5.05                            Indemnification.

(a)                                 The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by Applicable Law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same a reasonable amount of time prior to any written confirmation of the sale of Registrable Securities.

(b)                                 In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)                                  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 5.05, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnification provided for hereunder shall not apply to amounts paid in settlement of any such claim referred to in this Section 5.05 if such settlement is effected without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

(d)                                 If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

Section 5.06                            Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 5.07                            Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3 or S-3 (or any successor form), the Company shall:

(i)                             make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Registration Date;

(ii)                          use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Company has become subject to such reporting requirements; and

(iii)                       furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

Section 5.08                            Preservation of Rights. The Company shall not (a) grant any registration rights to Persons other than the Shareholders which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

Section 5.09                            Termination. This Article V shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding.

ARTICLE VI

COVENANTS

Section 6.01

(a)                                 The Company covenants that:

(i)                                     it shall use its commercially reasonable best efforts to begin, not later than November 4, 2013, the processes and procedures necessary to commence an offering and sale of between $150 and $250 million of its Common Shares in a Norwegian private placement pursuant to Rule 144A and Regulation S under the Securities Act (the “Private Placement”), and shall use its commercially reasonable best efforts to complete the Private Placement as soon as practicable thereafter. Notwithstanding any other provision of this Agreement, including without limitation Article III hereof, Scorpio shall have the right to purchase from the Company in the Private Placement that number of Common Shares such that, immediately following such offering, Scorpio would own 30% of the issued and outstanding Common Shares of the Company;

(ii)                                  it shall appoint an internationally recognized underwriter to conduct an Initial Public Offering of its Common Shares in a public offering pursuant to an effective registration statement under the Securities Act not later than November 30, 2013 and use its commercially reasonable best efforts to file a registration statement under the Securities Act for an Initial Public Offering and to have the Common Shares approved for listing on the New York Stock Exchange (the “NYSE”) or the Nasdaq Global Select Market (the “Nasdaq”) by June 30, 2014; and

(iii)                               it shall use its commercially reasonable best efforts to, concurrently with the Initial Public Offering, conduct an exchange offer pursuant to the Securities Act pursuant to which the Company shall offer to exchange the Common Shares traded on the Norwegian OTC (other than Common Shares held by Affiliates of the Company) for identical Common Shares registered under the Securities Act and qualified for listing on the NYSE or the Nasdaq.

(b)                                 Scorpio covenants that:

(i)                                     prior to the earlier of (x) the completion of the Initial Public Offering and (y) the date on which Scorpio may exercise its demand or piggyback registration rights pursuant to Article V of this Agreement, it will not sell in the aggregate more than ten percent (10%) of the largest number of the Common Shares held by it at any time, provided however, that such restriction shall not limit or reduce the number of Shares that Scorpio shall be entitled to transfer by means of any Shareholder Distribution or to sell in any Tag-along Sale pursuant to Section 4.02;

(ii)                                  prior to the earlier of (x) the completion of the Initial Public Offering and (y) the date on which Scorpio may exercise its demand or piggyback registration rights pursuant to Article V of this Agreement, Scorpio shall not at any time hold more than thirty-two percent (32.0%) of the Company’s issued and outstanding Common Shares;

(iii)                               it agrees to invest together with Seador at the Company’s request in the Private Placement in an aggregate amount to be determined by the Company of up to $150 million, which amount includes participation by Seador, if any, provided, however, that in no event shall Scorpio or any other Shareholder be obligated to invest any amount that, following the completion of the Private Placement, would result in such Shareholder owning more than thirty-two percent (32.0%) of the Company’s issued and outstanding Common Shares.

(c)                                  Each Shareholder covenants that:

(i)                                     until the earlier of April 27, 2015 and the date that Scorpio ceases to be entitled to appoint one director to the board pursuant to Section 2.01, it will not compete with the Company, either directly or indirectly through their Affiliates, in the business of owning and operating VLGC and LGC vessels. Nothing in the foregoing shall (a) restrict a Shareholder from owning a minority, non-controlling interest in a company that owns and operates VLGC and LGC vessels, so long as such Shareholder does not participate in the management such company or (b) restrict a Shareholder from owning or operating other types of gas carriers; and

(ii)           until the earlier of (i) the consummation of the Initial Public Offering or (ii) the Listing, it will not enter into any other agreement or arrangement relating to voting of the Common Shares.

Section 6.02         Other Business Activities. Subject to Section 6.01(c)(i), the parties hereto, including the Company, expressly acknowledge and agree that: (i) the Shareholders are permitted to have, and presently do have, investments or other business or strategic relationships, ventures, agreements or other arrangements with entities other than the Company that are engaged in the business of the Company or any Company Subsidiary, or that are or may be competitive with the Company or any Company Subsidiary (any such other investment or relationship, an “Other Business”); (ii) none of the Shareholders or their its Affiliates will be prohibited by virtue of the Shareholder’s investment in the Company from pursuing and engaging in any Other Business; (iii) none of the Shareholder or its Affiliates will be obligated to inform the Company or any other Shareholder of any opportunity, relationship or investment in any Other Business (a “Company Opportunity”) or to present any Company Opportunity to the Company, and the Company hereby renounces any interest in any Company Opportunity and any expectancy that a Company Opportunity will be offered to it; (iv) nothing contained herein shall limit, prohibit or restrict the Scorpio Director from serving on the board of directors or other governing body or committee of any Other Business; and (v) no other Shareholder will acquire, be provided with an option or opportunity to acquire, or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Shareholders or their Affiliates.

Section 6.03         Financial Statements. The Company shall furnish to each Shareholder the following reports:

(a)           Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, audited consolidated balance sheets of the Company and any Company Subsidiaries as at the end of each such Fiscal Year and audited consolidated statements of income, cash flows and stockholders’ equity for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, accompanied by the certification of independent certified public accountants of recognized national standing selected by the Board, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, and fairly present in all material respects the financial condition of the Company and Company Subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and stockholders’ equity for the periods covered thereby. Within forty-five (45) days after the end of each Fiscal Year, the Company shall provide Scorpio and Seador with good-faith estimates of the consolidated statements of income, cash flows and stockholders’ equity for such Fiscal Year.

(b)           Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each quarterly accounting period in each Fiscal Year (other than the last fiscal quarter of the Fiscal Year), unaudited consolidated balance sheets of the Company and Company Subsidiaries as at the end of each such fiscal quarter and for the current Fiscal Year to date and unaudited consolidated statements of income, cash flows and stockholders’ equity for such fiscal quarter and for the current Fiscal Year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto), and certified by the principal financial or accounting officer of the Company. Within thirty (30) days after the end of each fiscal quarter, the Company shall provide Scorpio and Seador with good-faith estimates of the consolidated statements of income, cash flows and stockholders’ equity for such fiscal quarter and the current Fiscal Year to date.

(c)           The covenants contained in this Section 6.03 shall terminate upon the earlier of (i) the consummation of the Initial Public Offering or (ii) the Listing.

Section 6.04         Inspection Rights. Upon reasonable notice from any Shareholder, the Company shall, and shall cause its directors, officers and employees to, afford such Shareholder and its Representatives reasonable access during normal business hours to (i) the Company’s and the Company Subsidiaries’ offices and facilities, (ii) the corporate, financial and similar records, reports and documents of the Company and the Company Subsidiaries, including, without limitation, all books and records, internal management documents and reports of operations, and to permit such Shareholder and its Representatives to examine such documents and make copies thereof at such Shareholder’s expense, and (iii) the Company’s and the Company Subsidiaries’ officers, senior employees and, with the Company’s prior consent, not to be unreasonably withheld, the Company’s public accountants. The covenants contained in this Section 6.04 shall terminate upon the earlier of (i) the consummation of the Initial Public Offering or (ii) the Listing.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.01         Representations and Warranties. Each Shareholder, severally and not jointly, represents and warrants to the Company that:

(a)           Each Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)           Each Shareholder has full capacity, corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of such Shareholder. Such Shareholder has duly executed and delivered this Agreement.

(c)           This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority.

(d)           The execution, delivery and performance by each Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of such Shareholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Shareholder is a party.

(e)           Except for this Agreement, each Shareholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to any Shares of the Company, including agreements or arrangements with respect to the acquisition or disposition of any such Shares or any interest therein or the voting of any Shares (whether or not such agreements and arrangements are with the Company or any other Shareholder).

(f)            Subject to the other provisions of this Agreement, the representations and warranties contained herein shall survive the date of this Agreement and shall remain in full force and effect for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

ARTICLE VIII

MISCELLANEOUS

Section 8.01         Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 8.02         Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Shareholder hereby agrees, at the request of the Company or any other Shareholder, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 8.03         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

If to the Company:

c/o Dorian LPG (USA) LLC

27 Signal Road

Stamford, CT 06878

Tel: (203) 978-1234

Fax: (203) 359-8159

Email: john.hadjipateras@dorianlpg.com

Attention: President

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP

Attention: Gary J. Wolfe, Esq.

One Battery Park Plaza

New York, NY 10004

Facsimile: (212) 480-8421

E-mail: wolfe@sewkis.com

If to Seador:

c/o SEACOR Holdings Inc.

2200 Eller Drive

P.O. Box 13038

Fort Lauderdale, FL

Facsimile No.: (954) 527-1772

Email: probinson@ckor.com

Attention: Paul L. Robinson

If to Dorian Holdings:

c/o Dorian (Hellas) S.A.

102/-104 Kolokotroni Street

Piraeus 185 35, Greece

Email: markakis@dorian-hellas.gr

Attention: President

If to Scorpio:

Scorpio Tankers Inc.

9 Boulevard Charles III

Monaco, 98000

Facsimile: +377-97-77-83-46

E-mail: legal@scorpiogroup.net

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP

Attention: Edward S. Horton, Esq.

One Battery Park Plaza

New York, NY 10004

Facsimile: (212) 480-8421

E-mail: horton@sewkis.com

Section 8.04         Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 8.05         Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06         Entire Agreement. This Agreement, together with the Purchase Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

Section 8.07         Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any Shareholder except as provided in this Agreement (or as otherwise consented to in a prior writing by the other Shareholders) and any such assignment in violation of this Agreement shall be null and void.

Section 8.08         No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators,

successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09         Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and the Shareholders. Any such written amendment or modification will be binding upon the Company and each Shareholder.

Section 8.10         Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.11         Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

Section 8.12         Submission to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the Federal courts of the United States located in the City and County of New York, Borough of Manhattan, unless any such Federal court determines that it lacks jurisdiction, in which case such proceeding shall be instituted in the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan. Each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice or other document by certified or registered mail to the address set forth in Section 8.03 shall be effective service of process for any suit, action or other proceeding brought in any such court.

Section 8.13         Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.14         Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 8.15         Attorneys’ Fees. In the event that any party hereto institutes any legal suit, action or proceeding, including arbitration, against another party in respect of a matter arising out of or relating to this Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

Section 8.16         Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 8.17         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.18         Legend. In addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Capital Stock shall bear a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR

UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company:

DORIAN LPG LTD.

By:	/s/ Alexander Ciaputa
Name:	Alexander Ciaputa
Title:	Secretary

The Shareholders:

SCORPIO TANKERS INC.

By:	/s/ Brian M. Lee
Name:	Brian M. Lee
Title:	Chief Financial Officer

DORIAN HOLDINGS LLC

By:	/s/ John Hadjipateras
Name:	John Hadjipateras
Title:	Pres.

SEADOR HOLDING LLC

By:	/s/ Matt Cenac
Name:	Matt Cenac
Title:	Vice President